Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-162298, No. 333-114816, No. 333-148156 and No. 333-175822), Form S-4 (No. 333-175823) and Forms S-8 (No. 333-137512, No. 333-141814 and No. 333-155332) of our report dated March 12, 2010, with respect to the consolidated financial statements and the consolidated financial statement schedule of Hill International, Inc. and Subsidiaries, included in Hill International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/    Amper, Politziner & Mattia, LLP

Edison, New Jersey

March 12, 2012